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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                         POWER 3 MEDICAL PRODUCTS, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         Article 1. The name of the Corporation is Power 3 Medical Products, Inc. f/k/a Sheffeld Acres, Inc. (the "Corporation").

         Article 2. The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on May 7, 1993.

         Article 3. This Certificate of Amendment of the Certificate of Incorporation of Power 3 Medical Products, Inc. is filed for the purpose of amending the Certificate of Incorporation to amend and restate the powers, designations and relative rights of the Series A Preferred Stock as set forth in the Certificate of Amendment of the Certificate of Incorporation of Power 3 Medical Products, Inc. dated May 1, 2003. As amended and restated, such powers, designations and relative rights are as follows:

                  1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Preferred Stock," and the number of shares constituting such series shall be 4,000,000. Such series is referred to herein as the "Series A Preferred Stock."

                  2. Stated Capital. The amount to be represented in stated capital at all times for each share of Series A Preferred Stock shall be $.001.

                  3. Rank. All shares of Series A Preferred Stock shall rank prior to all of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  4. Dividends. If any dividend or other distribution payable in cash, securities or other property, including a dividend payable in shares of Common Stock, is declared on the Common Stock, each holder of shares of Series A Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock then held by such holder are then convertible. No dividend or other distribution shall be declared or paid on the Common Stock unless an equivalent dividend or other distribution that satisfies this Section 4 is declared or paid on the Series A Preferred Stock.

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                  5. Liquidation Preference.

                     (a) The liquidation value of shares of this Series A Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, shall be $.10 per share, plus an amount equal to the dividends accrued and unpaid thereon to the payment date.

                     (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of this Series A Preferred Stock shall not be entitled to receive the liquidation value of such shares held by them until the liquidation value of all Senior Shares shall have been paid in full and shall be entitled to receive the liquidation value of such shares held by them in preference to and in priority over any distributions upon the Common Shares and all Junior Shares. Upon payment in full of the liquidation value to which the holders of shares of this Series A Preferred Stock are entitled, the holders of shares of this Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation value payable to the holders of shares of this Series A Preferred Stock and the liquidation value payable to the holders of all Parity Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of shares of this Series A Preferred Stock and the holders of Parity Shares are entitled were paid in full.

                     (c) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or other property shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this Paragraph 5.

                  6. Voting Rights. Except as otherwise required by law, holders of Series A Preferred Stock are not entitled to vote.

                  7. No Redemption. The shares of Series A Preferred Stock are not redeemable.

                  8. Conversion Provisions.

                     (a) Conversion at Option of Holders. Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time after October 31, 2004, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, initially at the rate of .7752 shares of Common Stock for each full share of Series A Preferred Stock ("Conversion Ratio").

                     For the purpose of this Certificate of Amendment of the Certificate of Incorporation, the term "Common Stock" shall initially mean the class designated



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         as Common Stock, par value $.001 per share, of the Corporation as of
         May 5, 2004 subject to adjustment as hereinafter provided.

                     (b) Mechanics of Conversion. Any holder of shares of Series A Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued. No adjustments in respect of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred Stock.

                     Any accrued and unpaid dividends on shares surrendered for conversion shall be paid upon the conversion of any shares of Series A Preferred Stock by issuing additional shares of Common Stock with an aggregate value based upon the Current Market Value (as defined below) as of the effective date of conversion equal to all accrued and unpaid dividends on the shares of Series A Preferred Stock converted.

                     The Corporation will, as soon as practicable after such deposit of certificates for Series A Preferred Stock accompanied by the written notice and, compliance with any other conditions herein contained, deliver at the office of the transfer agent to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or person entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

                     (c) The Conversion Ratio shall be subject to adjustment as follows:

                         (i) In case the Corporation shall (A) pay a dividend or
                     make a distribution in Common Stock, or (B) subdivide or reclassify its


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                     outstanding shares of Common Stock into a greater number
                     (but not smaller number) of shares, the Conversion Ratio in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Ratio thereafter shall be determined by multiplying the Conversion Ratio at which such shares of this Series A Preferred Stock were theretofore convertible by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or reclassification.

                          (ii) In case the Corporation shall issue rights or
                     warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined in accordance with the provisions of subclause (iv) of this clause (d)) at the record date therefor (the "Current Market Price"), or in case the Corporation shall issue other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price; then the Conversion Ratio in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Ratio therefor shall be equal to the price determined by multiplying the Conversion Ratio at which shares of this Series A Preferred Stock were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, convertible or exchangeable securities, rights or warrants plus the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock (as determined in accordance with the provisions of subclause (iv) of this clause (d)). Such adjustment shall be made whenever such convertible or exchangeable securities rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such securities. However upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Ratio pursuant to this subclause (ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Ratio shall be recomputed immediately upon such expiration and effective immediately


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                     upon such expiration shall be increased to the price it
                     would have been (but reflecting any other adjustments to the Conversion Ratio made pursuant to the provisions of this clause (d) after the issuance of such rights or warrants) had the adjustment of the Conversion Ratio made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                          (iii) In case the Corporation shall distribute to all
                     holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) shares of capital stock (other than Common Stock), evidences of its indebtedness or assets (excluding cash dividends) or rights to subscribe (excluding those referred to in subclause (ii) of this clause (d)), then in each such case the number of shares of Common Stock into which each share of this Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of this Series A Preferred Stock was theretofore convertible by a fraction of which the numerator shall be the number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock (as determined in accordance with the provisions of subclause
                     (iv) of this clause (d)) on the date of such distribution and of which the denominator shall be the product of the number of outstanding shares of Common Stock and the Current Market Price per share of Common Stock, less the aggregate fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive, and described in a statement filed with the transfer agent for the shares of this Series A Preferred Stock) of the capital stock, assets or evidences of indebtedness so distributed or of such subscription rights. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.


                          (iv) For the purpose of any computation under
                     subclause (ii) and (iii) of this clause (d) and under clause (b) above, the Current Market Price per share of Common Stock at any date shall be deemed to be the average Sale Price for the thirty consecutive trading days commencing forty-five trading days before the day in question. As used herein, "Sale Price" means the closing sales price of the Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by national Association of Securities Dealers Automated Quotation System and if not so reported


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                     then as reported by the Electronic Bulletin Board or the
                     National Quotation Bureau Incorporated.

                          (v) No adjustment in the Conversion Ratio shall be
                     required unless such adjustment would require an increase or decrease of at least 1% in the price then in effect; provided, however, that any adjustments which by reason of this subclause (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 8 shall be made to the nearest cent.

                          (vi) In the event that, at any time as a result of an
                     adjustment made pursuant to subclause (i) or subclause
                     (iii) of this clause (d), the holder of any share of this Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of this Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subclauses (i) through (v) of this clause (d), and the other provisions of this clause (d) with respect to the Common Stock shall apply on like terms to any such other shares.

                          (vii) Whenever the conversion rate is adjusted, as
                     herein provided, the Corporation shall promptly file with the transfer agent for this Series A Preferred Stock, a certificate of an officer of the Corporation setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Corporation shall promptly cause a notice of the adjusted conversion rate to be mailed to each registered holder of shares of this Series A Preferred Stock.

                     (d) If any of the following events occur, namely (i) any reclassification or change (other than a combination of reclassification into a smaller number of shares) of outstanding shares of Common Stock issuable upon conversion of shares of this Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision) or (ii) any consolidation or merger to which the Corporation is a party (other than a consolidation or merger to which the Corporation is the continuing corporation and which does not result in any classification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision) in, outstanding shares of Common Stock); then the Corporation or such successor, as the case may be, shall provide in its Certificate of Incorporation that each share of this Series A Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification,


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         change, consolidation or merger by a holder of the number of shares of
         Common Stock issuable upon conversion of each such share of this Series A Preferred Stock immediately prior to such reclassification, change, consolidation or merger. Such Certificate of Incorporation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in clause (d). The Corporation shall cause notice of the execution of any such event contemplated by this clause (d) to be mailed to each holder of shares of this Series A Preferred Stock as soon as practicable.

                  The above provisions of this clause (d) shall similarly apply to successive reclassifications, consolidations and mergers.

                  9. Protective Provisions.

                     (a) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times serve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of New York, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Preferred Stock.

                  If any shares of Common Stock required to be reserved for purposes of conversion of the Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

                  The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.


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                   (b) Prior Notice of Certain Events. In case:

                       (i) The Corporation shall (1) declare any dividend (or
                   any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or
                   (2) declare or authorize a redemption or repurchase of in excess of 10% of the than-outstanding shares of Common Stock; or

                       (ii) the Corporation shall authorize the granting to the
                   holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in subclause (ii) of clause (d) of this Paragraph 9); or

                       (iii) of any reclassification of Common Stock (other than
                   a subdivision of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                       (iv) of the voluntary or involuntary dissolution,
                   liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Preferred Stock, at their last address as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  (c) Class Voting Rights. So long as the Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of


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         the holders of at least a majority of all outstanding Series A
         Preferred Stock voting separately as a class, (i) amend, alter or repeal (by merger or otherwise) any provision of the Articles of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Series A Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Series A Preferred Stock. A class vote on the part of the Series A Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Series A Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

                  The affirmative vote or consent of the holders of a majority of the outstanding Series A Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or (b) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other person unless
         (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Series A Preferred Stock and (ii) the Series A Preferred Stock is, after such merger, consolidation or compulsory share exchange on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up other than any class or series of stock of the Corporation prior to the Series A Preferred Stock as may have been created with the affirmative vote or consent of the holders of at least 66-2/3% of the Series A Preferred Stock (or other than a class or series into which such prior stock is converted as a result of such merger, consolidation or share exchange).

         10. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         11. Certain Definitions. As used in this Certificate, the following terms shall have the following respective meanings:


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                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term "controlling" and "controlled" having meanings correlative to the foregoing.

                  "Common Shares" shall mean any stock of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. However, Common Shares issuable upon conversion of shares of this Series A Preferred Stock shall include only shares of the class designated as common Shares as of the original date of issuance of shares of this Series A Preferred Stock, or shares of the Corporation of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

                  "Junior Shares" shall mean shares of any series or class of the Corporation which are by their terms expressly made junior to shares of this Series A Preferred Stock at the time outstanding either as to dividends or as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

                  "Parity Shares" shall mean shares which are by their terms on a parity with the shares of this Series A Preferred Stock at the time outstanding both as to dividends and as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation. For purposes of this Paragraph 11 Parity Shares shall mean shares which are by their terms on a parity with the shares of this Series A Preferred Stock at the time outstanding as to dividends regardless of such shares preference with respect to liquidation.

                  "Senior Shares" shall mean any class of shares of the Corporation ranking prior to at least one other class of shares of the Corporation as to dividends for purposes of Paragraph 4 and the distribution of assets on any voluntary or involuntary liquidation of the Corporation for purposes of Paragraph 5.

                  12. Securities Not Registered Under the Securities Act of 1933. Neither the shares of Series A Preferred Stock nor the Common Stock issuable upon conversion thereof has been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration.


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

                  (a) Restrictive Legends. Each share of Series A Preferred Stock and certificate for Common Stock issued upon the conversion of any shares of Series A Preferred Stock, and each preferred stock certificate issued upon the transfer of any such shares of Series A Preferred Stock or Common Stock (except as otherwise permitted by this Section 12), shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "The securities represented hereby have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                  (b) Notice of Proposed Transfer; Opinions of Counsel. Except as provided in Paragraph (c) of this Section 11, prior to any transfer of any such shares of Series A Preferred Stock, or Common Stock, the holder thereof will give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with this Section 11. Each such notice (A) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (B) shall designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Corporation will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

                           (i) If in the opinion of each such counsel the
                  proposed transfer of such shares of Series A Preferred Stock or Common Stock may be effected without registration under the Act, the Corporation will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such shares of Series A Preferred Stock or Common Stock in accordance with the terms of the notice delivered by such holder to the Corporation. Each share of Series A Preferred Stock or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Paragraph (a) of this Section 12, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Act. Except as provided in subclause (ii) below, if for any reason counsel for the Corporation (after having been furnished with the information required to be furnished by this Paragraph (b)) shall fail to deliver an opinion of the Corporation, or the Corporation shall fail to notify such holder thereof as aforesaid, within 20 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Corporation), then for all purposes of this Certificate of Designation the opinion of counsel for the Corporation shall be deemed to be the same as the opinion of counsel for such holder.

                           (ii) If in the opinion of either or both of such
                  counsel the proposed transfer of such shares of Series A Preferred Stock or Common Stock may not be effected without registration under the Act, the


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

                  Corporation will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such share of Series A Preferred Stock or Common Stock until receipt of a further notice from the Corporation under subclause (i) above or, in the case of Common Stock, until registration of such Common stock under the Act has become effective.

                  13. Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                  14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         Article 4. This Certificate of Amendment of the Certificate of Incorporation was authorized by the Board of Directors pursuant to Section 708 of the New York Business Corporation Law and by the holders of the outstanding Series A Preferred Stock pursuant to Section 804 of the New York Business Corporation Law.

         IN WITNESS WHEREOF, Power 3 Medical Products, Inc. has caused this certificate to be signed by its Chief Executive Officer as of the 28th day of October, 2004.

                                      POWER 3 MEDICAL PRODUCTS, INC.



                                      By:      /s/ Steven B. Rash
                                               ---------------------------------
                                      Name:    Steven B. Rash
                                      Title:   Chief Executive Officer







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